Exhibit 5.1



                ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 541-2000

                           FACSIMILE: (212) 541-4630



                                 June 27, 1997


Activision, Inc.
3100 Ocean Park Blvd.
Santa Monica, CA  90405


          Re:  Activision, Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, with respect to 212,652 shares of the Company's common stock, par value $.000001 per share (the "Common Stock") held by certain of the Company's stockholders.

          We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that:

          (a) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

          (b) The 62,652 shares of Common Stock being registered for the account of certain of the Company's stockholders have been duly authorized and are validly issued, fully paid and nonassessable. The 150,000 shares of Common Stock being registered on account of the warrant issued to id Software, Inc. have been duly authorized and, when issued upon exercise of such warrant and payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus consisting a part thereof, and any amendment thereto.

                                   Very truly yours,

                                   /s/ Robinson Silverman Pearce
                                        Aronsohn & Berman LLP